Exhibit 99.1

Coherus Announces Proposed Public Offering of Common Stock

REDWOOD CITY, Calif., May 23, 2016 (GLOBE NEWSWIRE) — Coherus BioSciences, Inc. (Nasdaq:CHRS), a leading pure-play, global biosimilars company with late-stage clinical products, today announced it has commenced an underwritten public offering of 3,500,000 shares of its common stock. All of the shares of the common stock to be sold in the offering will be offered by Coherus. In addition, Coherus expects to grant the underwriter a 30-day option to purchase up to an additional 525,000 shares of its common stock at the public offering price, less the underwriting discount. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Coherus intends to use the substantial majority of the net proceeds from this offering to fund manufacturing and related activities for late-stage products, and any remaining proceeds for working capital and other general corporate purposes.

Barclays will act as the sole book-running manager and underwriter for the offering.

A registration statement (including a prospectus) relating to these securities has been filed with the U.S. Securities and Exchange Commission (SEC) and became effective on January 21, 2016. This offering is being made solely by means of a prospectus supplement and the accompanying prospectus, copies of which may be obtained by contacting Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Ave, Edgewood, NY 11717, telephone: (888) 603-5847, e-mail: Barclaysprospectus@broadridge.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Coherus BioSciences, Inc.

Coherus is a leading pure-play, global biosimilar platform company that develops and commercializes high-quality therapeutics for major regulated markets. Biosimilars are intended for use in place of existing, branded biologics to treat a range of chronic and often life-threatening diseases, with the potential to reduce costs and expand patient access. Composed of a team of industry veterans with expertise in process science, analytical characterization, protein production and clinical-regulatory development, Coherus’ goal is to become a leader in the global biosimilar marketplace. Coherus is advancing three late-stage clinical products towards commercialization, CHS-1701 (pegfilgrastim biosimilar), CHS-0214 (etanercept biosimilar) and CHS-1420 (adalimumab biosimilar), as well as developing a robust pipeline of future products, including CHS-5217 (bevacizumab biosimilar) and CHS-3351 (ranibizumab biosimilar).

Forward Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Coherus, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding completion, timing, size and use of proceeds of the proposed public offering that involve risks and uncertainties, including, without limitation, risks and uncertainties related to market conditions and the satisfaction of closing conditions related to the proposed public offering. Such forward-looking statements involve substantial risks and uncertainties that relate to future events and the actual results could differ significantly from those expressed or implied by the forward-looking statements. Coherus undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties relating to the business of the Company in general, please refer to the Company’s prospectus supplement to be filed with the SEC on May 23, 2016, including the documents incorporated by reference therein, which includes its Annual Report on Form 10-K filed with the SEC on February 29, 2016, its Quarterly Report on Form 10-Q filed with the SEC on May 9, 2016 and its subsequent periodic reports filed with the SEC.

Contact Info:

Jean-Frédéric Viret, Ph.D.

Chief Financial Officer

Coherus BioSciences, Inc.

1 (800) 794-5434